SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 13, 2008

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation and Election of New Director

On February 13, 2008, John W. Marren notified ON Semiconductor Corporation (the “Corporation”) of his decision to resign from the Board of Directors (the “Board”) of the Corporation, effective February 14, 2008. Mr. Marren served as a Class III director of the Board.

On and effective February 14, 2008, the Board (i) elected Francis P. Barton to serve as a Class III director of the Board, and (ii) appointed Mr. Barton to the Audit Committee of the Board. As a Class III director, Mr. Barton’s term will expire at the 2008 annual meeting of stockholders (or at such time as his successor is duly elected and qualified, or the earlier of his resignation, removal or disqualification) and his continued service on the Board will be voted on by the Corporation’s stockholders at the 2008 annual meeting of stockholders.

On February 14, 2008, the Board approved certain changes to the compensation arrangements (the “Program”) for non-employee members of the Board. A brief description of the terms and conditions of the Program applicable to Mr. Barton are set forth below.

1. Retainers:

(a) Board Annual Retainer – The annual cash retainer payable to non-employee directors, including Mr. Barton, will be $59,000 per year.

(b) Audit Committee Annual Retainer – Mr. Barton will receive an annual cash retainer of $10,000 per year for his service on the Audit Committee.

2. Meeting Fees:

Under the Program, Mr. Barton will not receive any cash meeting fees for attending Board or committee meetings. Generally, the Program provides that all directors will receive no cash meeting fees for attending Board or committee meetings.

3. Equity Compensation:

(a) Initial Directorship – Consistent with past practice, Mr. Barton was granted a stock option to purchase 20,000 shares of the Corporation’s common stock, with equal pro rata vesting over a three year period beginning on the first anniversary of the grant date, at an exercise price equal to the fair market value of the stock on the grant date, and subject to the Corporation’s 2000 Stock Incentive Plan and a relevant stock option grant agreement. Pursuant to the Corporation’s grant date policy, the grant date of the option will be March 3, 2008.

(b) Annual Director’s Award – Our non-employee directors also typically receive an annual equity-based award. Along with other non-employee directors, Mr. Barton received a grant of restricted stock, which will be issued in an amount equal to $106,500 divided by the closing price of our common stock on the effective date of the grant, March 3, 2008, and which will vest on that date if Mr. Barton continues to be a director of the Company on that date. This grant will also be subject to the Corporation’s 2000 Stock Incentive Plan and relevant grant agreement.

4. Other:

Mr. Barton will be reimbursed for reasonable expenses to attend Board and Committee meetings and to perform other relevant Board duties. Except as described above, Mr. Barton will not receive any additional compensation for his services as a member of the Board.

Attached to this Current Report, as Exhibit 99.1, is a copy of the news release for the Corporation dated February 15, 2008 titled “Fran Barton Joins the ON Semiconductor Board of Directors.”

First Half of 2008 Cash Bonus Program for Named Executive Officers

On February 13, 2008, the Compensation Committee (“Committee”) of the Board determined specific financial and operational performance goals for our semi-annual cash incentive program for the first half of 2008 (the “2008 Bonus Program”) for possible bonus awards to certain of our employees, including the following “named executive officers” from the proxy statement relating to our 2007 annual meeting of stockholders: Mr. Keith Jackson, President and Chief Executive Officer; Mr. Donald Colvin, Executive Vice President, Chief Financial Officer and Treasurer; Mr. William George, Executive Vice President; Mr. Robert Charles Mahoney, Executive Vice President, Sales and Marketing; and Mr. George H. Cave, Senior Vice President, General Counsel, Chief Compliance and Ethics Officer and Secretary. Actual bonuses will be determined based on achievement of these goals.

However, bonuses for the first half of 2008 will be paid only if the Corporation first achieves a certain minimum Earnings Before Income Taxes, Depreciation and Amortization (“EBITDA”) amount, adjusted for restructuring, asset impairment and other charges, net; loss on debt prepayment; stock compensation expenses and other unusual or infrequent items (“Adjusted EBITDA”).

Award opportunities for the first half of 2008 (expressed as a percentage of the officer’s base salary) for the named executive officers are based on the following performance measures (weighted according to the indicated percentages), each of which has a threshold, target, and stretch amount, and assuming attainment of the threshold Adjusted EBITDA amount for this period:

Officer	Performance Measure(s) and Related Weighted Percentage(s)	Award Opportunity
Keith Jackson	Corporate Revenue (30%); Corporate Gross Margin (30%); Adjusted EBITDA (30%); close of merger with AMIS Holdings, Inc. (“AMI”) (10%)	Threshold (0%) Target (100%) Maximum (400%)

Donald Colvin	Corporate Revenue (30%); Corporate Gross Margin (30%); Adjusted EBITDA (30%); raise additional financing (10%)	Threshold (0%) Target (65%) Maximum (260%)

William George	Corporate Revenue (30%); Corporate Gross Margin (30%); Adjusted EBITDA (30%); design matters for external customers (10%)	Threshold (0%) Target (60%) Maximum (240%)

Robert C. Mahoney	Corporate Revenue (30%); Corporate Gross Margin (30%); Adjusted EBITDA (30%); Distribution Revenue (10%)	Threshold (0%) Target (65%) Maximum (260%)

George H. Cave	Corporate Revenue (30%); Corporate Gross Margin (30%); Adjusted EBITDA (30%); close of AMI merger (10%)	Threshold (0%) Target (50%) Maximum (200%)

The bonus awards for each of the named executive officers are expected to be paid pursuant to the Corporation’s 2007 Executive Incentive Plan, as amended from time-to-time. Under the Corporation’s 2007 Executive Incentive Plan, the amount and payment of the actual award, if any, to each participant is in the discretion of the Committee.

Base Salary Increases for Named Executive Officers

The following base salary adjustments for the named executive officers were also approved, effective July 1, 2008: (i) Mr. Jackson’s base salary is increased from $655,000 to $720,500, (ii) Mr. Colvin’s base salary is increased from $395,100 to $405,000, (iii) Mr. Mahoney’s base salary is increased from $335,000 to $360,000, and (iv) Mr. Cave’s base salary is increased from $325,100 to $332,000. Mr. George’s salary will remain the same.

Item 8.01.	Other Events.

On February 14, 2008, the Board also established Wednesday, May 14, 2008 as the date for the Corporation’s 2008 Annual Meeting of Stockholders.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Number	Description
99.1	News release for ON Semiconductor Corporation dated February 15, 2008, titled “Fran Barton Joins the ON Semiconductor Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: February 20, 2008	By:	/s/ KEITH JACKSON
	Name:	Keith Jackson
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Number	Description
99.1	News release for ON Semiconductor Corporation dated February 15, 2008, titled “Fran Barton Joins the ON Semiconductor Board of Directors”